UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2013

PMC-Sierra, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)

(408) 239-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2013, PMC-Sierra, Inc. (“PMC” or the “Company”) entered into a letter agreement (the “Agreement”) with Relational Investors LLC (“Relational”). Under the Agreement, PMC has agreed to appoint Kirt Karros or Ralph Whitworth to PMC’s Board of Directors (the “Board”) and the Compensation Committee of the Board if requested by Relational between August 1, 2013 and thirty (30) days prior to the expiration of the notice period specified in the Company’s advance notice bylaw related to nominations of directors at the Company’s 2014 Annual Meeting of Stockholders. Should Mr. Karros or Mr. Whitworth join PMC’s Board, PMC agrees to re-nominate him at PMC’s 2014 Annual Meeting of Stockholders for a one-year term. PMC’s obligations to appoint and re-nominate Mr. Karros or Mr. Whitworth if requested by Relational are conditioned upon Relational continuing to hold at least 9 million shares of PMC common stock.

Relational has agreed that during the term of the Agreement, it will not submit any nominations for election to the Board or stockholder proposals at the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) or any subsequent annual meeting.  Relational also has agreed to vote in accordance with the Board’s recommendation with respect to any routine matters and the advisory vote on executive compensation at PMC’s 2013 Annual Meeting.

In addition, Relational has committed to certain standstill provisions which include, among others, that Relational will not (a) make, participate in or encourage a solicitation of proxies, (b) initiate or encourage any stockholder proposals, (c) seek representation on, or nominate any candidate for, the Board (other than Mr. Karros or Mr. Whitworth as described above), (d) act alone or in concert with others to seek to control the management or Board of PMC, or (e) own more than 12% of the Voting Securities (as such term is defined in the Agreement).

The Agreement terminates on July 1, 2014. However, if Mr. Karros or Mr. Whitworth is appointed to the Board, then the Agreement shall terminate on the later of (a) 30 days before the last day of the notice period specified in PMC’s advance notice bylaw related to director nominations for the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) or (b) the date that Mr. Karros or Mr. Whitworth is no longer serving on the Board. In addition, if Mr. Karros or Mr. Whitworth is appointed to the Board and the Board determines not to nominate the appointee for reelection at the 2015 Annual Meeting or at any subsequent annual meeting, PMC must notify the appointee and Relational of this determination not less than 30 days before the last day of the notice period specified in PMC’s advance notice bylaw related to director nominations for the applicable annual meeting.

The foregoing summary of the Agreement is not complete and is subject to, and qualified in its entirety by the full text of the Agreement, which is attached as Exhibit 99.1 and incorporated herein by reference.

On January 10, 2013, PMC issued a press release relating to the Agreement, which is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Letter Agreement dated January 10, 2013 between PMC-Sierra, Inc. and Relational Investors LLC
99.2	Press Release of PMC-Sierra Inc. dated January 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

By:	/s/ Alinka Flaminia
Alinka Flaminia Vice President, General Counsel, Corporate Secretary

Date: January 10, 2013

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Letter Agreement dated January 10, 2013 between PMC-Sierra, Inc. and Relational Investors LLC
99.2	Press Release of PMC-Sierra Inc. dated January 10, 2013